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                                                                     EXHIBIT 3.2

                               State of Delaware
                        Office of the Secretary of State   Page 1
                        --------------------------------



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "SFG CAPITAL CORPORATION", FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF JULY, A.D. 1997, AT 2:30 O'CLOCK P.M.




                     [GREAT SEAL OF THE STATE OF DELAWARE]



                                             EDWARD J. FREEL
                            [SEAL]           -----------------------------------
                                             Edward J. Freel, Secretary of State

2772269  8100                                AUTHENTICATION: 8919230

981056959                                    DATE: 02-12-98
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                          CERTIFICATE OF INCORPORATION
                                       OF
                            SFG CAPITAL CORPORATION

                            (Pursuant to Section 102
                    of the Delaware General Corporation Law)



     THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     FIRST: The name of the Corporation is SFG Capital Corporation.

     SECOND: The address of its registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle. The name of its registered agent as such address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares which the Corporation is authorized to issue is 1,000 shares of Common Stock all of which are to have a par value of one cent ($.01) per share.
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     FIFTH: The name and mailing address of the sole incorporator are:

                    Theodore N. Farris
                    Coudert Brothers
                    1114 Avenue of the Americas
                    New York, New York 10036-7703

     SIXTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, its directors and its stockholders, it is further provided that (a) the Board of Directors of the Corporation is expressly authorized and empowered to adopt, amend or repeal by-laws subject to the power of the stockholders to amend or repeal by-laws made by the Board of Directors and (b) elections of directors of the Corporation need not be by written ballot.

     SEVENTH: To the full extent permitted by law, the Corporation shall (a) indemnify any person or such person's heirs, distributees, next of kin, successors, appointees, executors, administrators, legal representatives or assigns who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, domestic or foreign, against expenses, attorney's fees, court costs, judgments, fines, amounts paid in settlement and other losses actually and reasonably incurred by such person in connection with such action, suit or proceeding and (b) advance expenses incurred by an officer or director in defending such civil or criminal action,


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suit or proceeding to the full extent authorized or permitted by the laws of the State of Delaware upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately by determined that he is not entitled to be indemnified by the Corporation as authorized by
Section 145 of the Delaware General Corporation Law.

     EIGHTH: A director shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing provision shall not eliminate the liability of a director (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) for any transaction from which the director derived an improper personal benefit or (iv) under Section 174 of the General Corporation Law of the State of Delaware.

     NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors, officers or others are subject to this reserved power.



     IN WITNESS WHEREOF, I have hereunto set my hand this 23rd day of July, 1997.


                                                          /s/ THEODORE N. FARRIS
                                                          ----------------------
                                                          Theodore N. Farris
                                                          Incorporator



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